Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Livent Corporation:

We consent to the use of our reports with respect to the consolidated and combined financial statements and the effectiveness of internal control over financial reporting incorporated by reference herein.

Our report refers to a change in method of accounting for certain inventories as of October 1, 2019 and a change in method of accounting for leases as of January 1, 2019.

/s/ KPMG LLP

Philadelphia, Pennsylvania

January 8, 2021